FIRST PACIFIC MUTUAL FUND, INC.

                         DISTRIBUTION AGREEMENT


     THIS AGREEMENT made this 16th day of March, 1994, amended January 29, 1996, by and between FIRST PACIFIC MUTUAL FUND, INC., a Maryland corporation with an office located at 2756 Woodlawn Drive, Suite #6-201, Honolulu, Hawaii, (the "Corporation"), for the First Hawaii Municipal Bond Fund series and First Hawaii Intermediate Municipal Fund series, the First Idaho Tax-Free Fund series (all references to any series of the Corporation will be called the "Fund" unless expressly noted otherwise) and FIRST PACIFIC SECURITIES, INC., a Hawaii corporation, with its principal office located at 2756 Woodlawn Drive, Suite #6-201, Honolulu, Hawaii (the "Distributor").

                               WITNESSETH:

     In consideration of the mutual covenants and agreements of the parties hereto, the parties intending to be bound, mutually covenant and agree with each other as follows:

     1. The Corporation, on behalf of each Fund, hereby appoints the Distributor as agent of each Fund to effect the sale and public distribution of shares of the capital stock of each Fund. This appointment is made by the Corporation of each Fund and accepted by the Distributor upon the understanding that the distribution of shares of each Fund to the public be effected by the Distributor or through various securities dealers, either individuals or organizations, but that it shall be done in such a manner that each Fund shall be under no responsibility or liability to any person whatsoever on account of the acts and statements of any such individual or organization. The Distributor shall have the sole right to select the security dealers to whom shares will be offered by it and, subject to express provisions of this Agreement, applicable securities laws, the Corporation's Articles of Incorporation and the By-Laws and the then current Prospectus of each Fund, to determine the terms and prices in any contract for the sale of shares to any dealer made by it as such agent for each Fund.

     2. The Distributor shall be the exclusive agent for each Fund for the sale of its shares and each Fund agrees that it will not sell any shares to any person except to fill orders for the shares received through the Distributor; provided, however, that the foregoing exclusive right shall not apply: (a) to shares issued or sold in connection with the merger or consolidation of any other investment company with each Fund or the acquisition by purchase or otherwise of all or substantially all of the assets of any investment company or substantially all of the outstanding shares of any such company by each Fund; (b) to shares which may be offered by each Fund to its stockholders for reinvestment of cash distributed from capital gains of net investment income of each Fund; or (c) to shares which may be issued to shareholders of other funds who exercise any exchange privilege set forth in the Funds' Prospectus.

     3. The Distributor shall have the right to sell the shares of each Fund's capital stock to dealers, as needed (making reasonable allowance for the clerical errors and errors of transmission), but not more than the shares needed to fill unconditional orders for shares placed with the Distributor by dealers. In every case, the Distributor shall charge the public offering price and each Fund shall receive the net asset value for shares sold, determined as provided in Paragraph 4 hereof. The Distributor shall notify each Fund at the close of each business day (normally 5:00 pm Eastern Standard Time), of the number of shares sold during each day. Notwithstanding the foregoing, each Fund may sell its shares to certain affiliated persons at net asset value, as described in the Prospectus.

     4. (a) The public offering price for the First Hawaii Municipal Bond Fund series and the First Hawaii Intermediate Municipal Fund series consists of the net asset value per share. The public offering price of the First Idaho Tax-Free Fund series consists of the net asset value plus any applicable sales charge as follows:


                                                                 Concession to
                                                 As a % of Net   Dealers as a
Amount of                     As a % of           Amount         % of Amount
Investment                    Offering Price      Invested       Invested
_______________________________________________________________________________

Less than $50,000             2.75%               2.83%               2.25%

$50,000 but less
than $100,000                 2.25%               2.30%               1.75%

$100,000 but less
than $250,000                 1.75%               1.78%               1.25%

$250,000 but less
than $500,000                 1.25%               1.27%               0.95%

$500,000 but less
than $1,000,000               1.00%               1.01%               0.80%

$1,000,000 and over           0.00%               0.00%               0.25%


          (b) The net asset value of shares of each Fund shall be determined by each Fund or each Fund's custodian, or such officer or officers or other persons the Board of Directors of the Corporation may designate. The determination shall be made once a day on which the New York Stock Exchange is open for business and in accordance with the method set out in the By-Laws of the Corporation and the current Prospectus of the Funds.

     5. The Distributor agrees that it will not sell any shares of any Fund to any officer, director, or partner of either the Distributor or of the Corporation or any firm or corporation which may be employed by each Fund or by the Distributor except for investment purposes only and where the purchaser agrees not to resell the securities to anyone except the Fund. The Distributor further agrees that it will promptly advise the Secretary of the Corporation of all sales of shares of each Fund to, or purchase of shares of each Fund from any such person.

     6. The Distributor agrees that it will not for its own account purchase any shares of each Fund except for investment purposes and that it will not for its own account sell any such shares excepting only those shares which it may own at the time of executing this Agreement and any shares resulting from the reinvestment of dividends paid on those shares, and the Distributor will not sell other shares except by redemption of such shares by each Fund.

     7. (a) On behalf of each Fund, the Corporation appoints and designates the Distributor as agents of each Fund and the Distributor accepts such appointments as such agent, to repurchase shares of each Fund in accordance with the provisions of the Articles of Incorporation and By-Laws of the Corporation.

          (b) In connection with such redemptions or repurchases, the Corporation authorizes and designates the Distributor to take any action, to make any adjustments in net asset value, and to make any arrangements for the payment of the redemption or repurchase price authorized or permitted to be taken or made in accordance with the Investment Company Act of 1940 and as set forth in the By-Laws and then current Prospectus of the Funds.

          (c) The authority of the Distributor under this Paragraph 7 may, with the consent of the Corporation, be delegated in whole or in part to another person or firm.

          (d) The authority granted in this Paragraph 7 may be suspended by the Corporation at any time or from time to time pursuant to the provisions of its Articles of Incorporation until further notice to the Distributor. The President or any Vice President of the Corporation shall have the power granted by said provision. After any such suspension the authority granted to the Distributor by this Paragraph 7 shall be reinstated only by a written instrument executed on behalf of each Fund by the Corporation's President or any Vice President.

     8. The Corporation agrees that it will cooperate with the Distributor to prepare, execute and file applications for registration and qualification of each Fund's shares for sale under the laws of the United States and the provisions and regulations of the U.S. Securities and Exchange Commission and under the Securities Acts of such States and in such amounts as the Corporation may determine, and shall pay registration fees in connection therewith. The Distributor shall bear all expenses incident to the sale of shares of each Fund, including without limitation, the cost of any sales material or literature, the cost of copies of the prospectus used as sales material (except those being sent to existing shareholders) and the cost of any reports or proxy material prepared for each Fund's stockholders to the extent that such material is used in connection with the sale of shares of each Fund except to the extent that each Fund is obligated to bear such costs under a distribution plan adopted by each Fund.

     9. For its services under this Agreement, the Distributor shall be entitled to receive the maximum amount of the payment called for under each Fund's Distribution Plan (the "Plan") adopted pursuant to the Investment Company Act of 1940 Rule 12b-1 (the "Rule"). The Distributor may make payments to others from such amounts in accordance with the Plan or any agreement in effect under such Plan. The Distributor agrees to comply with the Rule and the Plan in connection with receipt and disbursement of funds under the Plan.

     10. Notwithstanding anything contained herein to the contrary, shares of each Fund may be offered for sale at a price, if such reduction or elimination is authorized by an order of the Securities and Exchange Commission, or the Investment Company Act of 1940 or if the rules and regulations promulgated thereunder provide for such variation. Furthermore, such shares may be offered and sold directly by each Fund rather than by the Distributor as otherwise provided in this Agreement.

     11. This Agreement shall become effective January 29, 1996 and shall continue in effect for a period of more than one year from its effective date only as long as such continuance is approved, at least annually, by the Board of Directors of the Corporation, including a majority of those Directors who are not "interested persons" of any party to this Agreement, voting in person at a meeting called for the purpose of voting on such approval. If payments hereunder are made pursuant to provisions of a plan adopted by each Fund pursuant to the Investment Company Act of 1940 rule 12b-1, then renewals hereof shall also be made in accordance with the requirements of such rule. This Agreement may be terminated by either party hereto upon thirty (30) days written notice to the other party.
This Agreement shall automatically terminate in the event of its assignment by the Distributor (as the term "assignment" is defined by the Investment Company Act of 1940, as amended) unless the United States Securities and Exchange Commission has issued and order exempting each Fund and the Distributor from the provisions of the Investment Company Act of 1940, as amended, which would otherwise have effected the termination of this Agreement.

     12. No Amendment to this Agreement shall be executed or become effective unless its terms have been approved: (a) by a majority of the directors of the Corporation or by the vote of a majority of the outstanding voting securities of each Fund, and (b) by a majority of those directors who are not interested persons of the Funds or of any party to this Agreement.

     13. The Corporation, on behalf of each Fund, and the Distributor hereby each agree that all literature and publicity issued by either of them referring directly or indirectly to each Fund or the Distributor shall be submitted to and receive the approval of the Corporation and the Distributor before the same may be used by either party.

     14. (a) The Distributor agrees to use its best efforts in effecting the sale and public distribution of the shares of each Fund through dealers and to perform its duties in redeeming and repurchasing the shares of each Fund, but nothing contained in this Agreement shall make the Distributor or any of its officers and directors or shareholders liable for any loss sustained by each Fund or any of the Corporation's officers, directors or shareholders, or by any other person on account of any act done or omitted to be done by the Distributor under this Agreement provided that nothing herein contained shall protect the Distributor against any liability to each Fund or to any of its shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties as Distributor or by reason of its reckless disregard of its obligations or duties as Distributor under this Agreement. Nothing in this Agreement shall protect the Distributor from any liabilities which it may have under the Securities Act of 1933 or the Investment Company Act of 1940.

          (b) The Distributor may, from time to time, enter into agreements with security dealers and other qualified entities such amounts as it deems appropriate, provided that such payments are permitted by the then current distribution plan adopted by each Fund in accordance with Rule 12b-1 of the Investment Company Act of 1940, as amended.

     15. As used in this Agreement, the terms "interested person", "assignment", and "majority of the outstanding voting securities" shall have the respective meanings specified in the Investment Company Act of 1940 as now in effect.


     IN WITNESS WHEREOF, FIRST PACIFIC MUTUAL FUND, INC. for the First Hawaii Municipal Bond Fund series, the First Hawaii Intermediate Municipal Fund series, the First Idaho Tax-Free Fund series, and FIRST PACIFIC SECURITIES, INC. have caused this Agreement to be signed by their duly authorized officers and their corporate seals to be hereto duly affixed all on the day and year above written.




                              FIRST PACIFIC MUTUAL FUND, INC.




                              By:___/s/ Terrence K.H. Lee__________________
                                   Terrence K.H. Lee, President

[Corporate Seal]

                              Attest:_/s/ Jean Chun________________________
                                   Jean Chun, Secretary





                              FIRST PACIFIC SECURITIES, INC.




                              By:____/s/ Terrence K.H. Lee_________________
                                   Terrence K.H. Lee, President

[Corporate Seal]

                              Attest:_/s/ Jean Chun________________________
                                   Jean Chun, Secretary





                   AMENDMENT TO DISTRIBUTION AGREEMENT
                         Dated February 1, 1999


     The following Section of the Distribution Agreement dated March 16, 1994 is Amended as follows:

Section 4. (a) The public offering price for the First Hawaii Municipal Bond Fund series, the First Hawaii Intermediate Municipal Fund series and the First Idaho Tax-Free Fund series consists of the net asset value per share.

     IN WITNESS WHEREOF, FIRST PACIFIC MUTUAL FUND, INC. for the First Hawaii Municipal Bond Fund series, the First Hawaii Intermediate Municipal Fund series and the First Idaho Tax-Free Fund series, and FIRST PACIFIC SECURITIES, INC. have caused this Agreement to be signed by their duly authorized officers and their corporate seals to be hereto duly affixed all on the day and year above written.


                              FIRST PACIFIC MUTUAL FUND, INC.


                              By:____/s/ Terrence K. H. Lee_________________
                                   Terrence K.H. Lee, President

[Corporate Seal]

                              Attest:_/s/ Jean Chun________________________
                                   Jean Chun, Secretary



                              FIRST PACIFIC SECURITIES, INC.


                              By:____/s/ Terrence K.H. Lee_________________
                                   Terrence K.H. Lee, President

[Corporate Seal]

                              Attest:_/s/ Jean Chun________________________
                                   Jean Chun, Secretary




                 AMENDMENT TO DISTRIBUTION AGREEMENT
                       Dated October 1, 1999

     The First Idaho Tax-Free Fund has terminated any and all affiliations with this Distribution Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.


                         FIRST PACIFIC MUTUAL FUND, INC.



                         By:____/s/ Terrence K.H. Lee_______________________
                              Terrence K.H. Lee, President

[Corporate Seal]

                         Attest:__/s/ Jean Chun_____________________________
                              Jean Chun, Secretary






                         FIRST PACIFIC SECURITIES, INC.



                         By:____/s/ Terrence K.H. Lee_______________________
                              Terrence K.H. Lee, President

[Corporate Seal]

                         Attest:__/s/ Jean Chun_____________________________
                              Jean Chun, Secretary